UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 20, 2007

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, MTI MicroFuel Cells Inc. ("MTI Micro"), a majority-owned subsidiary of Mechanical Technology Incorporated ("the Company") and Mr. Russel Marvin, Chief Operating Officer ("COO") of MTI Micro, entered into a separation agreement ("the Agreement") based on his employment contract with MTI Micro.

On March 15, 2007, the Company announced that the COO role at MTI Micro was being eliminated and that Mr. Marvin would be transitioning out of MTI Micro by March 30, 2007. The terms of his Agreement are based on his employment contract with MTI Micro and include the following: a) a lump sum payment of $147,000 and payment of a bonus totaling $44,000; b) COBRA medical insurance payments for one year; c) payment of the first year expense of converting group life insurance coverage to an individual policy; d) stock options will continue to vest at the rate set forth in his employment contract until September 30, 2007; and e) a one-time additional severance payment of $7,500.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.146 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.146	Separation Agreement dated March 20, 2007 between Russel Marvin and MTI MicroFuel Cells Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: March 22, 2007	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

3